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                                                                   Exhibit 10.10



                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 18TH, DAY OF JANUARY, 2003, by and between TELKONET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and ROBERT P. CRABB (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as the Assistant to the President and Corporate Secretary of the Company and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

         2. TERM. Subject to the provisions for the termination of this Agreement as provided for herein, the term of this Employment Agreement shall commence on the date hereof and shall continue through January 17, 2006 (the "Base Term") and shall automatically be extended for an additional one year (each a "Renewal Year") at the end of the Base Term and each Renewal Term unless on or before the sixtieth (60th) day prior to the end of the Base Term or an Renewal Term, either party gives to the other party written notice of termination of this Employment Agreement, in which case this Employment Agreement shall terminate upon the completion of the then applicable employment period.

         3. POSITION AND DUTIES.

                  (a) The Executive shall serve as Assistant to the President and Corporate Secretary of the Company. Without limiting the general scope of the Executive's position: (i) the Executive shall be permitted to work from his office at his residence in Rising Sun, Maryland and shall not be required to report to any single individual other than the President, and the Board of Directors, (ii) no other individual shall be elected or appointed as Assistant to the President or Corporate Secretary of the Company, and (iii) no individual or group of individuals (including a committee established or other designee appointed by the Board) shall have any authority over or equal to the authority of the Executive in his role as Assistant to the President and Corporate Secretary or could have the effect of, or appear to have the effect of, giving such authority to any such individual or group. The Executive shall be entitled to the full protection of applicable indemnification provisions of the certificate of incorporation and bylaws of the Company, as the same may be amended from time to time, for his service as a director, officer and employee of the Company,

                  (b) If:

                           (i) the Company materially changes the Executive's
duties and responsibilities as set forth in Paragraph 3(a) without his consent (including, without limitation, violation of any of the provisions of clause
(i), (ii) or (iii) of Paragraph 3 (a));

                           (ii) the Company requires the Executive to work
full-time at a location other than his residence at 583 Lombard Road, Rising Sun, Maryland;

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                        (iii) there occurs a material breach by the Company of
any of its obligations under this Employment Agreement (other than those specified in this Section 3(b)) that has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company;

                        (iv) there occurs a "change in control" (as hereinafter defined) of the Company or;

                        (v) the Board or any nominating committee thereof or committee performing a Board nomination function fails to nominate the Executive for election to the Board in connection with any shareholders' meeting to be held or action to be taken for the election of directors;

                        (vi) the Executive has not been paid for a cumulative sixty (60) day period without Executive's consent in excess of the period of non-payment for similar Executives,

Then the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 6(a)(ii)).

 (c) The term "change in control" means the first to occur of the following events:

                        (i) any person or group of commonly controlled persons acquires, directly or indirectly, thirty percent (30%) or more of the voting control or value of the equity interests in the Company; or

                        (ii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

         4. COMPENSATION.

During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 4.

(a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of One Hundred Thirty Thousand Dollars ($120,000) per annum, which may be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive). Currently this amount is payable bi-weekly.

(b) The Executive shall receive Incentive Stock Options to purchase 500,000 shares of common stock from the Employee Stock Incentive Plan at the exercise price of $1.00 per share.

(c) The Company may pay to the Executive bonus compensation for each calendar or fiscal year of the Company, not later than sixty (90) days following the end of each year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar of fiscal years. It is acknowledged that these bonuses may be based in part on the Executive's performance and in part on the Company's performance.

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(d) During the Base Term of this Agreement and any Renewal Term, the Company shall maintain in full force and effect, and the Executive shall be entitled to participate in, all of the Company's employee benefit plan and arrangements in effect on the date hereof in at least the same manner and capacity as the officers and key management employees of the Company. The Company shall not make any changes in such plans and arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers and key management employees of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available to the Executive in the future shall be deemed to be in lieu of any amounts payable to the Executive pursuant to this
Section 4.

(e) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursements to be made hereunder as the Company shall reasonably request. Depending on the individuals exact duties, a Company owned vehicle may be provided.

(f) Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options awarded to the Executive under the ESOP and not previously exercised and vested shall become fully exercisable and vested no later than the date of such dissolution, merger or consolidation, and the Executive shall have the right to exercise such Executive's Options in whole or in part at any time within the next four (4) years.

(g) The Company shall pay the full cost of providing health and group life insurance for the Executive, his spouse and eligible dependent children and any other such benefits as the Company may choose to offer the employees of the Company.

(h) The Company will reimburse the Executive for the monthly cost of his cellular phone service and Business telephone charges from his residence phone.

         5. PAYMENT IN THE EVENT OF DISABILITY.

                  (a) In the event of the Executive's "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, for a period of 6 months after determination of a permanent disability the Company shall pay to the Executive an annual amount equal to the Executive's then effective per annum rate of salary, as determined under Paragraph 4(a). The Company to the extent prudent, shall insure against disability through an insurance company. Such coverage shall contain a benefit for total, as well as partial and residual disabilities, and shall be in addition to the payment obligation contained in this Paragraph (5a). If such insurance is obtained, the premiums shall be added to the employees W-2 as other compensation. The Company shall review and revise the amount of coverage not less than annually in accordance with the prior year's total cash compensation as soon as the amount of cash compensation, including all cash bonuses, can be calculated.

                   (b) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent


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disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the State of Maryland, and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred. In lieu of any such examination, a determination by the disability carrier for the Company shall suffice.

         6. TERMINATION.

                  (a) The employment of the Executive under this Employment Agreement, and the terms hereof, may be terminated by the Company:

                           (i) on the death or permanent disability of the
Executive (as defined in Paragraph 5(b), or

                           (ii) for cause at any time by action of the Board.
For purposes hereof, the term "cause" shall mean:

(A) The Executive's fraud, commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his lawful duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive, provided, however, that shall not be entitled to any more than two notice cure opportunities during each fiscal year of the Company; or

(B) The Executive's material breach of any material provision of this Employment Agreement not involving performance of his duties, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive. Provided, however that Executive shall not be entitled to any more than 2 week notice cure opportunities during each fiscal year of the Company.

The exercise by the Company of its rights of termination under this Paragraph 6 shall be the Company's sole remedy in the event of the occurrence of an event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices held by the Executive in the Company.

In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 6(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. Expenses of the arbitration shall be borne equally by the parties, unless apportioned otherwise by the arbitrators.

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(C)In the event of termination for any of the reasons set forth in subparagraph
(a)(i) or (a)(ii) of this Paragraph 6, or if the Executive terminates his employment, unless as under subparagraph 3b, the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If the Company terminates the Executive's employment other than pursuant to subparagraph 6(a)(i) or 6(a)(ii) or if the Executive terminates his employment pursuant to subparagraph 3(b), all of the compensation and benefits payable to the Executive pursuant to this Employment Agreement shall be paid to the Executive for a period of eighteen (18) months following the date of such termination (the "Severance Period"). For purposes of this Paragraph 6(c), with respect to any benefits payable to the Executive following termination, the Company may elect to (i) pay to the Executive in cash an amount equivalent to the value of the benefits to be paid for the duration of the Severance Period; or (ii) continue to provide benefits to the Executive for the duration of the Severance Period. If there occurs a change of control, or take over, of the Company and the acquiring or controlling entity terminates the Executive, then the Executive shall be paid for a period of Thirty Six (36) months following the date of such termination (the "Severance Period"), including all of the compensation and other benefits payable to the Executive pursuant to this Employment Agreement

(D)NON-COMPETITION AND CONFIDENTIALITY AGREEMENT The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, the Executive hereby agrees to be bound by the terms of the Noncompetition and Confidentiality Agreement, and is acknowledged by the Executive's signature on this Employment Agreement.

To induce Telkonet Communications, Inc., a Delaware corporation ("Telkonet") to employ the Employee pursuant to this Employment Agreement, the Employee agrees that for the term of the Employment Agreement and a period of One (1) year following termination of the Employment Agreement (the "Noncompetition Period"), he will not (a) Participate In (as hereinafter defined) any other business or organization which at any time during the Noncompetition Period is engaged in the same business as or in competition with Telkonet within the geographic confines of the markets where Telkonet's products are sold or targeted; (b) directly or indirectly solicit for business any person or enterprise that at any time during the two (2) year period preceding the date of termination of the Employment Agreement was a customer of Telkonet; or (c) directly or indirectly employ any person who, at any time during the two (2) year period preceding the date of termination of the Employment Agreement was, or during the Noncompetition Period is, an employee of Telkonet. As used in this Agreement, "Participate In" shall mean "directly or indirectly, for his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in;" provided, nothing contained herein shall prohibit the Employee from owning, directly or indirectly up to 5.0% of the outstanding voting securities of any company, the securities of which are traded on a national securities exchange or listed for quotation on an automated system of quotation.

In consideration of the execution, delivery and performance of this Noncompetition Agreement by the Employee, Telkonet has executed the Employment Agreement, which confers a substantial economic benefit upon the Employee.

Notwithstanding anything in this Noncompetition Agreement to the contrary, if at any time the Employment Agreement is terminated by either Telkonet or the Employee for any reason (whether or not constituting cause) or for no reason, the provisions of this Noncompetition Agreement shall remain binding upon the Employee. Nothing in this Noncompetition Agreement shall be deemed to entitle or confer upon the Employee the right to be employed by Telkonet for a term or otherwise alter the employment status of the Employee with Telkonet.

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A material breach of this Noncompetition Agreement by the Employee could not adequately be compensated by money damages and will constitute irreparable harm and injury to Telkonet. In the event of any such material breach or threatened or anticipated breach, Telkonet shall be entitled, in addition to any other right and remedy available, to an injunction restraining such breach or a threatened breach, and no bond or other security shall be required in connection therewith provided Telkonet satisfies the applicable burden of proof with respect to all legal requirements applicable to the issuance of an injunction other than with respect to the inadequacy of money damages and /or irreparable harm or injury.

The Employee agrees that the provisions of this Noncompetition Agreement are necessary and reasonable to protect Telkonet in the conduct of its business. If any restriction contained in this Noncompetition Agreement shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, to the minimal extent necessary to comply with applicable law or equitable considerations, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

This Noncompetition Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles.


         7. MISCELLANEOUS.

                  (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

                  (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

                  (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

                  (d) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

                  (e) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

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                  (f) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                  (g) This Employment Agreement shall be governed by and construed according to the laws of the State of Maryland without giving effect to applicable conflicts of law provisions.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                   TELKONET COMMUNICATIONS, INC.

                                                   By:_____________________

                                                   Name: Ronald W. Pickett
                                                   Title: President & Chairman



                                                   ________________________
                                                   Robert P. Crabb


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